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                          DIVESTMENT INCENTIVE PROGRAM

          This Divestment Incentive Program is hereby entered into this 8th day of September 1998, between AAF-McQuay Inc. (hereinafter "the Company") and Michael J. Christopher (hereinafter "Employee"), who are collectively referred to herein as the "Parties."

         WHEREAS, the Company's shareholder plans to sell the Company, and the Company wants to provide an incentive package to certain key employees in exchange for their agreement to remain employed up to and beyond the sale of the Company.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration as hereinafter recited, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, covenant and agree as follows:

          1. The Employee agrees to continue his employment with the Company in his position as Executive Vice President, and to perform his customary and regular duties, up to and including the effective date of the sale of the Company (the "Effective Date"). The Company agrees that it will continue to pay the Employee his salary at his current monthly rate of $17,681 (Seventeen Thousand, Six Hundred, Eighty One Dollars). The Employee further agrees that, if the purchasing company makes a written offer to the Employee on or prior to the Effective Date of a comparable position for at least two years along with comparable salary and benefits in a location not requiring the Employee to relocate, the Employee will accept that employment and remain employed by the purchasing company for at least two years after the Effective Date. An offer or request pursuant to this paragraph 1 is hereinafter referred to as a "Continued Employment Offer."

          2. If the Employee agrees to, and remains, employed as described in paragraph 1 above, and if he has not breached any of the provisions of this Agreement (including, without limitation, sections 4 and 5 hereof) (a "Breach"), he will be eligible to receive the following additional incentive payments:

               (a) If the Employee remains employed up to and including the Effective Date and the purchasing company does not make a Continued Employment Offer, the Company agrees to pay the Employee $424,360, (Four Hundred Twenty Four Thousand Dollars), which amount is equal to 24 months compensation at his current rate, as severance pay, less applicable withholding tax. This severance pay will be considered earned as of the first business day after the Effective Date and will be paid to the

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                    Employee within one week after the Effective Date. If the
                    Employee's employment with the Company is terminated without cause prior to the expiration of two years from the date of acceptance of his Continued Employment Offer, this severance pay will be considered earned as of the first business day after such termination and will be paid to the Employee within one week after such termination.

               (b) Provided that the Company is sold prior to the Termination Date of this Agreement, it is the Company's intention to create a bonus pool (the "Executive Bonus Pool"). The Employee's share of the Executive Bonus Pool will be a function both of the Employee's base salary and a performance factor. Individual payouts will be based on appraised performance during the sale process by the Employee's direct supervisor and additional higher levels of senior management, including the CEO. In addition, potential payouts, less applicable withholding tax, will be based upon the selling price and the ultimate equity proceeds received by the current shareholder as described below:



Employee                             Equity Proceeds to Shareholder      Employee's Potential Share of
                                                                         Executive Bonus Pool
Michael J. Christopher               *                                   *





                    Interpolation will apply based on actual equity proceeds to shareholder. In addition, the Potential Bonus amounts listed above are based on the assumption that the Employee meets or exceeds the expectations of management during the sale process and are subject to change.

                    If the Employee remains employed up to and including the Effective Date and the purchasing company makes a Continued Employment Offer, 50% of the Employee's share, if any, of the Executive Bonus Pool will be paid to the Employee on the Effective Date and 50% of the Employee's share, if any, of the Executive Bonus Pool will be paid to the Employee on the first anniversary of the Effective Date. If the Employee remains employed up to and including the Effective Date and the purchasing company does not make a Continued Employment

                    Offer, 100% of the Employee's share, if any, of the Executive Bonus Pool will be paid to the Employee on the Effective Date.

          3. If the Employee's employment with the Company terminates for any reason (other than a termination without cause) prior to the Effective Date or, in the event the purchasing company makes a Continued Employment Offer, or if the Employee commits a Breach, the Company shall have no obligation to make any payments of any kind to the Employee, including but not limited to severance payments or, in certain cases, incentive payments as described above.

          4. The Employee recognizes that the Company's business interests require a confidential relationship between the Company and the Employee. Accordingly, THE EMPLOYEE AGREES DURING HIS EMPLOYMENT WITH THE COMPANY FOR A TWO-YEAR PERIOD THEREAFTER TO KEEP CONFIDENTIAL AND NOT TO DISCLOSE TO ANYONE ANY CONFIDENTIAL OR PROPRIETARY INFORMATION OF THE COMPANY, INCLUDING PARTICIPATION IN THIS DIVESTMENT INCENTIVE PROGRAM.

          5. The Parties agree that any breach by the Employee of the confidentiality provisions in this Agreement will cause immediate, material and irreparable injury and damage, and that there is no adequate remedy at law for such breach. In the event of a breach of the confidentiality provisions of the Agreement, the Company or its successor shall be entitled immediately to seek enforcement of this Agreement in a court of competent jurisdiction by means of a decree of specific performance, and injunction without the posting of a bond, any other form of equitable relief, and any other remedy it may have at law or in equity. In the event that a court holds any provision of this Agreement to be unenforceable, the parties agree that that provision shall be reduced to the degree necessary to render it enforceable without affecting the rest of this Agreement.

          6. In the event any dispute arises under this Agreement that is adjudicated to a final verdict in the Employee's favor by a court of competent jurisdiction, no further appeal is permitted and the Employee has complied with paragraph 4 hereof, the Company shall reimburse the Employee for his reasonable expenses of counsel incurred in connection with such dispute from the time the Company is notified of the dispute to its final adjudication.

          7. Any other provision of this Agreement notwithstanding, this Agreement shall terminate and no longer be of any force or effect
               (i) immediately if the Company aborts the sale process and, (ii) in any case if a sale of the

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               Company has not occurred on or before June 30, 1999 (the
               "Termination Date").

          8. Each of the parties hereto (a) consents to submit himself or itself to the personal jurisdiction of any federal court located in the State of Maryland or any Maryland State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that he or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that he or it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Maryland or a Maryland State court.

          9. This Agreement supersedes all prior Agreements between the parties concerning the subject matter hereof, and this Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by the Employee and by the President of the Company. The validity and construction of this Agreement and any of its provisions shall be determined under the laws of the State of Maryland.

          10. The Employee acknowledges that he has read this Agreement in its entirety, understands all of its terms and conditions, that he has the opportunity to consult with any individuals of his choice including legal counsel of his choice, that he is entering into this Agreement of his own free will, without coercion from any source, and that he agrees to abide by all of the terms and conditions herein contained.

          IN WITNESS HEREOF, the parties have duly executed this Agreement as of the day and year first written above.


WITNESS:                                    AAF-McQUAY INC.

__September 8, 1998_____________    By:____/s/ Joseph B. Hunter__________
                                       Joseph B. Hunter
                                       President and Chief Executive Officer


__September 8, 1998_____________    ______/s/ Michael J. Christopher_________
                                    Employee

* Portions of this document have been omitted pursuant to a request for confidential treatment. The full documents have been filed separately.